Exhibit 10.6

Re:	Valwood Distribution Center
13950 Senlac Drive
Farmers Branch, Texas
THIRD AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§
THIS THIRD AMENDMENT TO LEASE (this “Amendment”) has been entered into as of the ___ day of September, 2007, by THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership (“Landlord”) and SPORT SUPPLY GROUP, INC., a Delaware corporation, formerly known as COLLEGIATE PACIFIC, INC. (“Tenant”).
R E C I T A L S:
A. Post-Valwood, Inc. (“Prior Landlord”) and Tenant have heretofore executed that certain Industrial Lease Agreement (the “Original Lease”), dated as of October 26, 2000, as amended by Modification and Ratification of Lease, dated as of June 10, 2002, and Second Amendment to Lease, dated as of February 10, 2003, by and between Landlord and Tenant, pursuant to which Tenant leased approximately 88,000 square feet (the “Original Premises”) in that certain building located at Valwood Distribution Center, 13950 Senlac Drive, Farmers Branch, Texas, and more particularly described in the Lease. (The terms “Building” and “Project” shall remain as defined in the Lease.) The Original Lease, as so amended, is hereafter referred to as the “Lease.” Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.
B. Landlord has acquired the Building and succeeded to all of Prior Landlord’s interest as landlord under the Lease.
C. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) reduce the size of the Premises; (ii) extend the Term of the Lease; and (iii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
THIRD AMENDMENT TO LEASE — Page 1 of 8

Article I
CERTAIN AMENDMENTS
SECTION 1.01. Reduction of Original Premises. As of November 1, 2007 (the “Effective Date”), and subject to the terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Original Premises shall be reduced by approximately 40,000 rentable square feet as outlined on the cross-hatched floor plan attached hereto as Exhibit A-1 (the “Give-Back Premises”), so that after the Effective Date the Premises shall consist of approximately 48,000 square feet of rentable area, located in the Building, as shown on Exhibit A-2 attached hereto (as so reduced, the “Premises”).
SECTION 1.02. Surrender/Vacate. As of the Effective Date, Tenant shall have vacated and abandoned the Give-Back Premises and removed all equipment and other personal property located in the Give-Back Premises as required under the Lease. Tenant will be required to remove all improvements required by the Lease. As of the Effective Date, Tenant shall deliver the Give-Back Premises to Landlord in broom-clean condition and in the condition as otherwise required by the Original Lease and shall have no further right to the Give-Back Premises or possession of the Give-Back Premises (i.e., Landlord may re-lease the Give-Back Premises to another occupant and commence improvements). If Tenant fails to deliver possession of the Give-Back Premises, with all of Tenant’s personal property removed, on the Effective Date, Tenant shall be deemed for all purposes to be in hold-over, at the rates set forth in the Lease and Tenant shall be responsible for any damages associated with Landlord’s lease of the Give-Back Premises to a new tenant in addition to all other remedies available to Landlord at law or in equity, and, in addition thereto, the Effective Date shall be extended as appropriate.
SECTION 1.03. Term. As of the date hereof, the Term of the Lease shall be extended for a period of thirty-eight (38) months through and including December 31, 2010, subject to adjustment or earlier termination as set forth in the Lease. Except as set forth on Exhibit B attached hereto, Tenant shall have no further extension or renewal rights under the Lease and any and all of such rights are hereby deleted.
SECTION 1.04. Base Rent. As of November 1, 2007, the Base Rent for the Premises during the Term of the Lease, as hereby extended, shall be on a triple net basis as follows:
THIRD AMENDMENT TO LEASE — Page 2 of 8

	Annual Base Rent	Monthly
Period:	per R.S.F.:	Base Rent:

11/1/07 – 12/31/10	$3.75 NNN*	$15,000.00 NNN*

*
Landlord hereby conditionally abates the first consecutive full monthly installment of Base Rent described above on the condition Tenant fulfills all Lease obligations. Tenant shall pay all other obligations accruing during such month. If Tenant defaults under this Lease beyond any applicable period of notice and cure, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated hereunder.

Prior to November 1, 2007, the Base Rent shall remain as set forth in the Lease. The Base Rent shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever. All other charges shall remain as set forth in the Lease.
SECTION 1.05. Operating Expenses. In addition to Base Rent and other sums due under the Lease, the triple net Operating Expenses per rentable square foot per annum are estimated as follows:

Taxes, Insurance and Common Area Maintenance	$1.63 per rentable square foot per annum (i.e., $6,520.00 monthly)
Section 1(b) of Exhibit C of the Original Lease is deleted and replaced with the following: “Operating Expenses are comprised of “Controllable Expenses” and “Non-Controllable Expenses.” Controllable Expenses are those components of Operating Expenses that are not related to taxes, insurance, snow removal, utilities, and/or collectively-bargained union wages. Non-Controllable Expenses are those components of Operating Expenses that are not Controllable Expenses. Notwithstanding any provision of the Lease to the contrary, for the purpose of calculating Tenant’s Proportionate Share of Operating Expenses each calendar year through December 31, 2010, the items of Controllable Expenses shall be deemed not to increase more than ten percent (10%) per calendar year (determined on a compounding basis throughout said Term of the Lease) from each prior calendar year (calculated on a per square foot basis to take into account deletion of the Give-Back Premises on the Effective Date and annualized to account for partial years); provided, however, that no item of Operating Expenses other than Controllable Expenses shall be subject to the foregoing limitation; and provided further, that the percentage increase shall be determined on a cumulative basis such that if the average increase for all expired calendar years and the next calendar year is less than ten percent (10%), then the percentage increase for the next calendar year may exceed ten percent (10%) so long as the average increase for all expired calendar years and the next calendar year do not exceed ten percent (10%) per calendar year. There shall be no cap on Non-Controllable Expenses.
THIRD AMENDMENT TO LEASE — Page 3 of 8

The above amounts are estimates only and subject to actual costs and expenses. The payments set forth above shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever.
SECTION 1.06. AS IS. Except as set forth on Exhibit B attached hereto, Landlord is leasing the Premises to Tenant “as is” “where is” without representation or warranty, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.
SECTION 1.07. Commissions. Landlord and Tenant acknowledge that no brokers have been involved in this Amendment other than The Holt Companies, Inc. and Transwestern Commercial Services (collectively, the “Brokers”), and Landlord will be solely responsible for the commissions, if any, owed the Brokers. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker with respect to this Amendment resulting from the acts of such party, but not otherwise.
SECTION 1.08. Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Section 4 of Exhibit C of the Original Lease is deleted. The reference to “$1,000,000.00” in Section 8(a)(i) of the Original Lease is deleted and replaced with “$3,000,000.00.” In addition to the insurance coverages set forth in the Lease, Tenant shall be required to maintain business interruption insurance and workers’ compensation required by law. Notwithstanding anything in the Lease to the contrary, Landlord’s consent to assignment and subletting shall be required if there is any decrease in Tenant’s tangible net worth below Tenant’s tangible net worth on the date of this Amendment, and in all cases of transfer by Tenant under the Lease, Tenant will remain fully liable for all obligations. As Tenant is publicly traded, the reference to “stock transfer” in the second sentence of Section 29 of the Original Lease is hereby deleted so long as Tenant is publicly traded. In addition, the last sentence of Section 29 of the Original Lease is modified to provide that the prospective subtenant need only have financial strength reasonably acceptable to Landlord (and not necessarily financial strength similar to Tenant).
SECTION 1.09. NO EXISTING MORTGAGE. Landlord represents that no party has a mortgage on the Building as of the date hereof.
THIRD AMENDMENT TO LEASE — Page 4 of 8

Article II
MISCELLANEOUS
SECTION 2.01. Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Tenant represents to Landlord that Tenant (a) is currently unaware of any default by Landlord under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of Tenant enforceable in accordance with its terms. Landlord represents to Tenant that Landlord (a) Landlord has received Base Rent through August 31, 2007; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of Landlord enforceable in accordance with its terms.
SECTION 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
SECTION 2.03. Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.
SECTION 2.04. Calculation/Security Deposit. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Lease for determining charges, amounts and additional rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.004 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED. Notwithstanding anything in the Lease to the contrary, Tenant hereby expressly waives the requirements and applicability of Tex. Prop. Code §§ 93.005-93.011, and agrees that Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant’s obligations within a reasonable time after the term ends, provided Tenant has performed all of its obligations under the Lease. If such waiver is not effective under applicable law, Landlord shall, within the time required by applicable law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Exhibit C attached to the Lease is deleted, other than Sections 1(a), 1(c) (however, Landlord’s reimbursement right for the cost of the audit shall not exceed $1,000.00 and said audit will be prepared by a CPA firm on a non-contingency basis, said firm shall be reasonably acceptable to both parties and Tenant shall agree to keep the results confidential as provided in Section 2.06 below), and 2. Notwithstanding anything herein to the contrary, if Tenant is not in default under the Lease beyond any applicable notice and cure period, at such time as Tenant has vacated the Give-Back Premises and returned such space to the condition required by the Lease, Tenant’s Security Deposit shall be reduced to $15,000.00 and not later than thirty (30) days thereafter, Landlord shall return the excess portion ($10,975.00) to Tenant.
THIRD AMENDMENT TO LEASE — Page 5 of 8

SECTION 2.05. WAIVER OF JURY TRIAL. WITH REGARD TO MONETARY OBLIGATIONS, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LANDLORD AND TENANT ARISING OUT OF THE LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
SECTION 2.06. Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach. Notwithstanding the foregoing, Tenant may disclose such terms to its lenders, investors, prospective purchasers and others with a genuine need to know, provided that such parties agree to keep such information confidential. In addition, Tenant may disclose such information as may be required by applicable law (including, without limitation, under the rules and regulations of the Securities and Exchange Commission).
SECTION 2.07. Landlord’s Liability/Default. Notwithstanding anything in the Lease to the contrary, Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). If Landlord is in default hereunder, Tenant’ exclusive remedy shall be an action for actual damages (excluding, without limitation, consequential, special and punitive damages). Notwithstanding the foregoing, in the event a bona fide emergency involving a bona fide threat to people or property, Tenant shall first attempt to use commercially reasonable efforts to contact the property manager and if the property manager fails to timely respond, then Tenant, without any additional notice to Landlord, may perform an obligation otherwise the responsibility of Landlord, and Landlord shall reimburse Tenant for the reasonable, third-party costs of such performance within thirty (30) days after receipt of invoice (but in no event shall such amount exceed one month of Base Rent). In no event shall Tenant take any action which would invalidate any warranty applicable to the Project, including, without limitation, the roof, and if Landlord later commences action, Tenant shall cease and desist further action. Tenant shall provide appropriate lien wavers before being entitled to reimbursement. To the extent Landlord incurs an expense hereunder, it is subject to reimbursement as an Operating Expense as provided in Section 6 of the Original Lease.
THIRD AMENDMENT TO LEASE — Page 6 of 8

SECTION 2.08. Deceptive Trade Practices. Landlord and Tenant waive their rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et. seq., Business & Commerce Code, a law that gives consumers special rights and protections. Each, after consultation with an attorney of its selection, voluntarily consents to this waiver.
SECTION 2.09. Waiver of Subrogation. Section 8.(d) of the Original Lease is modified as follows:
“(d) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LANDLORD AND TENANT HEREBY WAIVE ANY RIGHTS EACH MAY HAVE AGAINST THE OTHER (OR THEIR AGENTS OR EMPLOYEES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE, THEIR RESPECTIVE PROPERTY, THE DEMISED PREMISES, ITS CONTENTS OR TO THE OTHER PORTIONS OF THE BUILDING, ARISING FROM ANY RISK COVERED BY ALL RISKS FIRE AND EXTENDED COVERAGE INSURANCE OF THE TYPE AND AMOUNT REQUIRED TO BE CARRIED HEREUNDER, EVEN IF SUCH LOSS OR DAMAGE ARISES DUE TO THE NEGLIGENCE OF SUCH OTHER PARTY. THE PARTIES HERETO SHALL CAUSE THEIR RESPECTIVE INSURANCE COMPANIES INSURING THE PROPERTY OF EITHER LANDLORD OR TENANT AGAINST ANY SUCH LOSS, TO WAIVE ANY RIGHT OF SUBROGATION THAT SUCH INSURERS MAY HAVE AGAINST LANDLORD OR TENANT, AS THE CASE MAY BE.”
SECTION 2.10. Subordination of Landlord’s Lien. The following is hereby added to the Lease:
“Provided Tenant is not in default under the Lease, Landlord agrees to subordinate its security interest to liens in connection with financing from third party institutional lenders used for working capital in Tenant’s business on Landlord’s form with such changes as are commercially reasonable. All of Landlord’s reasonable expenses and attorneys’ fees associated therewith shall be reimbursed to Landlord by Tenant upon demand.”
SECTION 2.11. Operating Expense Percentage. As of the Effective Date, the following is hereby added to the Lease: As of the Effective Date, Tenant’s Operating Expense Percentage in Section 1(j) of the Original Lease is hereby changed to 41.38%.
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THIRD AMENDMENT TO LEASE — Page 7 of 8

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

Dated: September __, 2007	LANDLORD:

THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership

	By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner

		By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

			By:	Realty Associates Advisors Trust, a Massachusetts business trust, Manager

By:
Officer

	By:	Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner

By:

Officer

Date: September __, 2007	TENANT:

SPORT SUPPLY GROUP, INC., a Delaware corporation

By:
Name:
Title:
THIRD AMENDMENT TO LEASE — Page 8 of 8

EXHIBIT A-1
GIVE-BACK PREMISES
EXHIBIT A-1 — Page 1 of 1

EXHIBIT A-2
THE PREMISES
EXHIBIT A-2 — Page 1 of 1

EXHIBIT B
TENANT FINISH-WORK: ALLOWANCE
1. Except as set forth in this Exhibit, Tenant accepts the Premises in their “as is” condition on the date that the Lease is entered into.
2. Not later then ten (10) days following execution of this Amendment, Landlord shall provide to Tenant for its approval final working drawings, prepared by its architect that has all improvements. Tenant will review the same and provide comments within five (5) days following Landlord’s delivery thereof to Tenant. As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord and Tenant (such approval not to be unreasonably withheld) as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord and Tenant, and in the event of any such approved change initiated by Tenant, Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible “as-built” plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.
3. The Work shall be performed only by Landlord’s contractors and subcontractors. Landlord shall bid the Work to at least three (3) such contractors and accept the most competitive bid after reasonable consultation with Tenant.
4. Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance; and (b) pay to Landlord 50% of the amount by which the estimated Total Construction Costs exceed the Construction Allowance. Upon substantial completion of the Work, Tenant shall pay to Landlord not later than ten (10) days after receipt of invoice, an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (i) the amount of the payments already made by Tenant; (ii) the amount of the Construction Allowance; and (iii) the cost reasonably estimated by Landlord for completing all “punch list” items; finally, upon completion of the punch list items, Tenant shall pay to Landlord within ten (10) days after invoice the costs incurred in completing the same.
EXHIBIT B — Page 1 of 2

5. Provided Tenant is not in default under the Lease, Landlord shall provide a construction allowance (the “Construction Allowance”) equal to $74,400.00 to be used toward the Total Construction Costs, as adjusted for any approved changes to the Work. In addition, any portion of the Construction Allowance remaining after completion of the Work may be used toward warehouse lighting, warehouse fans or other leasehold improvements (collectively, the “Secondary Improvements”). As a condition to reimbursement, Tenant must deliver to Landlord paid invoices therefor on or before December 31, 2007 (or, in the case of the Secondary Improvements, January 31, 2008), and any remaining Construction Allowance remaining after January 31, 2008 shall remain Landlord’s property and be forfeited by Tenant.
6. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent (5%) of the Total Construction Costs, which may be deducted from the Construction Allowance.
7. Landlord shall use commercially reasonable efforts to complete the Work prior to November 1, 2007, subject to Tenant delays and force majeure events.
8. To the extent not inconsistent with this Exhibit, the Lease shall govern the performance of the Work and the Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.
EXHIBIT B — Page 2 of 2